AGREEMENT AND PLAN

                                      OF

                                REORGANIZATION

                                    BETWEEN

                     CORTLAND FIRST FINANCIAL CORPORATION

                                      AND

                        ONEIDA VALLEY BANCSHARES, INC.


                                 JULY 10, 1998



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                               TABLE OF CONTENTS
                                                                          PAGE

ARTICLE 1   CERTAIN DEFINED TERMS............................................2

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF
            OVB AND ONEIDA VALLEY............................................5

      2.1.  Capital Structure of OVB.........................................5
      2.2.  Organization, Standing and Authority of OVB......................6
      2.3.  Oneida Valley....................................................6
      2.4.  Organization, Standing and Authority of Oneida Valley............6
      2.5.  Authorized and Effective Agreement...............................7
      2.6.  Regulatory Filings...............................................8
      2.7.  Financial Statements; Books and Records; Minute Books............8
      2.8.  Material Adverse Change..........................................8
      2.9.  Absence of Undisclosed Liabilities...............................9
      2.10  Properties.......................................................9
      2.11. Loans............................................................9
      2.12. Allowance for Loan Losses.......................................10
      2.13. Tax Matters.....................................................10
      2.14. Employee Benefit Plans; ERISA...................................11
      2.15. Labor Matters...................................................12
      2.16. Certain Contracts...............................................13
      2.17. Real Estate Owned...............................................14
      2.18. Legal Proceedings...............................................14
      2.19. Compliance with Laws............................................14
      2.20. Brokers and Finders.............................................15
      2.21. Insurance.......................................................15
      2.22. Deposit Insurance...............................................15
      2.23. Environmental Matters...........................................15
      2.24. Certain Information.............................................16
      2.25. Administration of Trust Accounts................................16
      2.26. Information in Applications.....................................17
      2.27. Pooling of Interests............................................17
      2.28. Intellectual Property...........................................17

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF CFF
            AND CORTLAND NATIONAL...........................................17

      3.1.  Capital Structure of CFF........................................17
      3.2.  Organization, Standing and Authority of CFF.....................18
      3.3.  Cortland National ..............................................18

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                           TABLE OF CONTENTS CONT'D
                                                                          PAGE


      3.4.  Organization, Standing and Authority of Cortland National.......18
      3.5.  Authorized and Effective Agreement..............................19
      3.6.  SEC Documents; Regulatory Filings...............................20
      3.7.  Financial Statements; Books and Records; Minute Books...........20
      3.8.  Material Adverse Change.........................................20
      3.9.  Absence of Undisclosed Liabilities..............................21
      3.10. Properties......................................................21
      3.11. Loans...........................................................21
      3.12. Allowance for Loan Losses.......................................22
      3.13. Tax Matters.....................................................22
      3.14. Employee Benefit Plans; ERISA...................................23
      3.15. Labor Matters...................................................24
      3.16. Certain Contracts...............................................25
      3.17. Real Estate Owned...............................................26
      3.18. Legal Proceedings...............................................26
      3.19. Compliance with Laws............................................26
      3.20. Brokers and Finders.............................................27
      3.21. Insurance.......................................................27
      3.22. Deposit Insurance; Federal Reserve Membership...................27
      3.23. Environmental Matters...........................................27
      3.24. Certain Information.............................................28
      3.25. Administration of Trust Accounts................................28
      3.26. Information in Applications.....................................29
      3.27. Pooling of Interests............................................29
      3.28. Intellectual Property...........................................29

ARTICLE 4   COVENANTS.......................................................29

      4.1.  Shareholders' Meetings..........................................29
      4.2   Proxy Statement; Registration Statement.........................29
      4.3.  Regulatory Applications.........................................30
      4.4.  Best Efforts to Consummate Transaction..........................30
      4.5.  Investigation and Confidentiality...............................31
      4.6.  Press Releases..................................................31
      4.7.  Conduct of  Business - Covenants of OVB and Oneida Valley.......32
      4.8.  Conduct of Business - Covenants of CFF and Cortland National....34
      4.9.  Closing; Certificate of Merger; Headquarters....................37
      4.10. Affiliates Holding Period.......................................37
      4.11. Board of Directors..............................................37

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                           TABLE OF CONTENTS CONT'D
                                                                          PAGE

      4.12. Management; Employees; Employee Benefits........................38
      4.13. Indemnification.................................................40
      4.14. Nasdaq Listing..................................................43
      4.15. Reservation of Right to Revise Transaction......................43
      4.16  Dividends.......................................................43

ARTICLE 5   CONDITIONS PRECEDENT............................................43

      5.1.  Conditions Precedent - Mutual...................................43
      5.2.  Conditions Precedent - CFF and Cortland National................45
      5.3.  Conditions Precedent - OVB and Oneida Valley....................46

ARTICLE 6   TERMINATION, WAIVER AND AMENDMENT...............................47

      6.1.  Termination.....................................................47
      6.2.  Effect of Termination...........................................48
      6.3   Termination Fees.  .............................................48
      6.4.  Survival of Representations, Warranties and Covenants...........50
      6.5.  Waiver..........................................................50
      6.6.  Amendment or Supplement.........................................50

ARTICLE 7   MISCELLANEOUS...................................................51

      7.1.  Expenses........................................................51
      7.2.  Entire Agreement................................................51
      7.3.  No Assignment...................................................52
      7.4.  Notices.........................................................52
      7.5.  Captions........................................................53
      7.6.  Counterparts....................................................53
      7.7.  Governing Law...................................................53
      7.8.  Construction and Interpretation.................................54
      7.9.  Severability....................................................54
      7.10. No Employee or Customer Solicitation............................54

                     AGREEMENT AND PLAN OF REORGANIZATION

            THIS AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement"), dated as of July 10, 1998, is entered into by and among CORTLAND FIRST FINANCIAL CORPORATION, a New York corporation ("CFF"), FIRST NATIONAL BANK OF CORTLAND, a national banking association ("Cortland National"), ONEIDA VALLEY BANCSHARES, INC., a New York corporation ("OVB"), and ONEIDA VALLEY NATIONAL BANK, a national banking association ("Oneida Valley").


                                  WITNESSETH

            WHEREAS, the parties hereto desire to combine their respective businesses; and

            WHEREAS, the Board of Directors of OVB and CFF have determined that the combination of the respective businesses and operations of OVB and CFF through a merger of equals will be in the best long term interests of the respective shareholders of OVB and CFF; and

            WHEREAS, in furtherance of the combination of their respective businesses, the parties desire that OVB shall be merged (the "Merger") with and into CFF under the name of "Alliance Financial Corporation" (the corporation surviving the Merger is referred to herein as the "Continuing Corporation"), all the outstanding shares of common stock of OVB (other than shares held by dissenting shareholders, to the extent applicable) shall be converted into and exchanged for shares of common stock of the Continuing Corporation, and all the issued and outstanding shares of capital stock of CFF shall continue to be issued and outstanding shares of capital stock of the Continuing Corporation, all pursuant to a Plan of Merger (the "Plan of Merger"), substantially in the form attached as Annex A subject to any amendments approved by both CFF's and OVB's Board of Directors; and

            WHEREAS, in furtherance of the combination of their respective businesses, the parties desire that, contemporaneously with the Merger or as soon thereafter as practicable, Cortland National, a wholly owned subsidiary of CFF, shall be merged (the "Bank Merger") with and into Oneida Valley, a wholly owned subsidiary of OVB, under the charter of Oneida Valley and the name of "Alliance Bank, N.A." (the bank surviving the Bank Merger is referred to herein as the "Continuing Bank"), pursuant to an Agreement and Plan of Merger (the "Bank Merger Agreement"), substantially in the form attached as Annex B, subject to any amendments approved by both CFF's and OVB's Board of Directors; and

            WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

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            NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties do hereby agree as follows:


                                   ARTICLE 1
                             CERTAIN DEFINED TERMS

            1.1. "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

            1.2. "Banking Department" shall mean the New York State Banking Department.

            1.3. "Closing Date" shall have the meaning specified in Section 4.9 hereof.

            1.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

            1.5. "Commission" shall mean the Securities and Exchange Commission.

            1.6. "Continuing Corporation Common Stock" shall mean CFF Common Stock from and after the Effective Date.

            1.7. "Effective Date" shall have the meaning specified in Section
4.9 hereof.

            1.8. "Environmental Laws" shall mean all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

            1.9. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            1.10. "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that, together with OVB or CFF, as the case may be, would be deemed a "single employer" under Section 414 of the Code.

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            1.11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            1.12. "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

            1.13. "FDIC" shall mean the Federal Deposit Insurance Corporation.

            1.14. "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

            1.15. "FRBNY" shall mean the Federal Reserve Bank of New York.

            1.16. "CFF Common Stock" shall have the meaning set forth in Section
3.1 hereof.

            1.17. "CFF DRIP" shall mean CFF's Dividend Reinvestment and Stock Purchase Plan.

            1.18. "CFF Financial Statements" shall mean (i) the consolidated balance sheets of CFF as of March 31, 1998 and as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the three months ended March 31, 1998 and March 31, 1997 and for each of the three years ended December 31, 1997, 1996 and 1995 as filed by CFF in SEC Documents and (ii) the consolidated balance sheets of CFF and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by CFF in SEC Documents with respect to periods ended subsequent to March 31, 1998.

            1.19. "CFF Option Agreement" shall mean the Stock Option Agreement dated of even date herewith between CFF, as issuer, and OVB, as grantee, with regard to CFF Common Stock.

            1.20. "CFF Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by CFF or by an ERISA Affiliate for the benefit of any employee or director or former employee or former director of CFF or any ERISA Affiliate of CFF.

            1.21. "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

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            1.22. "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

            1.23. "OCC" shall mean the Office of the Comptroller of the Currency.

            1.24. "OVB Common Stock" shall have the meaning set forth in Section
2.1 hereof.

            1.25. "OVB Financial Statements" shall mean (i) the consolidated balance sheets of OVB as of March 31, 1998 and as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the three months ended March 31, 1998 and March 31, 1997 and for each of the three years ended December 31, 1997, 1996 and 1995 as published by OVB in reports to its shareholders and (ii) the consolidated balance sheets of OVB and related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) as published by OVB in reports to its shareholders with respect to periods ended subsequent to March 31, 1998.

            1.26. "OVB Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith between OVB, as issuer, and CFF, as grantee, with regard to OVB Common Stock.

            1.27. "OVB Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by OVB or by an ERISA Affiliate for the benefit of any employee or director or former employee or former director of OVB or any ERISA Affiliate of OVB.

            1.28. "Previously Disclosed" shall mean disclosed in writing by either party in (i) the disclosure schedule ("Disclosure Schedule") which shall be delivered with this Agreement, and updated from time to time up to the Closing Date to reflect any exceptions to the representations and warranties contained in Article 2 and 3 of this Agreement, or (ii) an SEC Document filed with the Commission after December 31, 1997 and before the date hereof. Any information disclosed by one party to the other hereunder for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

            1.29. "Proxy Statement" shall mean the joint proxy statement/prospectus (or similar documents) together with any supplements thereto sent to the shareholders of OVB and CFF to solicit their votes in connection with approving the Merger and related matters.

            1.30. "Registration Statement" shall mean the registration statement with respect to the Continuing Corporation Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act.

            1.31. "REO" shall mean real property assets acquired as a result of foreclosure, deed in lieu of foreclosure, or any other method in satisfaction of indebtedness.

            1.32. "Stock Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock.

            1.33. "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

            1.34. "Securities Act" shall mean the Securities Act of 1933, as amended.

            1.35. "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder. Other terms used herein are defined in the preamble, recitals or other sections of this Reorganization Agreement.


                                   ARTICLE 2
                       REPRESENTATIONS AND WARRANTIES OF
                             OVB AND ONEIDA VALLEY

      OVB and Oneida Valley hereby represent and warrant to CFF and Cortland National as follows:

            2.1.  Capital Structure of OVB

            (a) The authorized capital stock of OVB consists of 2,000,000 shares of common stock, par value $2.50 per share ("OVB Common Stock"), of which 964,740 shares are issued and 59,461 shares are held in treasury. All outstanding shares of OVB Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the shares of OVB's capital stock has been issued in violation of the preemptive rights of any person.

            (b) Except for the OVB Option Agreement, there are no Stock Rights authorized, issued or outstanding with respect to the capital stock of OVB and no written or oral plans, understandings, commitments or contracts to which OVB or, to OVB's knowledge, any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of OVB's capital stock.

            2.2.  Organization, Standing and Authority of OVB

            OVB is a duly organized corporation, validly existing and in good standing under the laws of the State of New York. OVB (i) has full corporate power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of OVB on a consolidated basis. OVB has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own and lease its properties and assets and to carry on its business as it is now being conducted. OVB has delivered to CFF true, complete and correct copies of its certificate of incorporation and by-laws, each as in effect on the date of this Agreement. OVB is registered as a bank holding company under the Bank Holding Company Act.

            2.3.  Oneida Valley

            OVB does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except Oneida Valley. The outstanding shares of capital stock of Oneida Valley have been duly authorized and are validly issued, and are fully paid and (subject to 12 U.S.C. ss. 55) nonassessable and all such shares are directly owned by OVB free and clear of all liens, claims and encumbrances. No Stock Rights are authorized, issued or outstanding with respect to the capital stock of Oneida Valley and there are no agreements, understandings or commitments relating to the right of OVB to vote or to dispose of these shares. None of the shares of capital stock of Oneida Valley has been issued in violation of the preemptive rights of any person.

            2.4.  Organization, Standing and Authority of Oneida Valley

            Oneida Valley is a duly organized national banking association, validly existing and in good standing under applicable laws. There are no other OVB subsidiaries. Oneida Valley (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of OVB on a consolidated basis. Oneida Valley has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted. Oneida Valley has delivered to CFF true, complete and correct copies of its articles of association and by-laws, each as in effect on the date of this Agreement.

            2.5.  Authorized and Effective Agreement

            (a) OVB has all requisite corporate power and authority to enter into, adopt and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the OVB Option Agreement. The execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger and the OVB Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of OVB (including the unanimous approval of its Board of Directors), except that the affirmative vote of the holders of 66-2/3% of the outstanding shares of OVB Common Stock entitled to vote thereon is required to adopt the Plan of Merger pursuant to the New York Business Corporation Law.

            (b) Oneida Valley has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Bank Merger Agreement, and the execution and delivery of this Reorganization Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Oneida Valley.

            (c) This Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of OVB and this Reorganization Agreement and the Bank Merger Agreement constitute legal, valid and binding obligations of Oneida Valley, in each case enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (d) Except as Previously Disclosed, neither the execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger or the OVB Option Agreement, in the case of OVB, or this Reorganization Agreement or the Bank Merger Agreement, in the case of Oneida Valley, nor consummation of the transactions contemplated hereby or thereby, nor compliance by OVB or Oneida Valley with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation, articles of association or by-laws of OVB or Oneida Valley, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of OVB or Oneida Valley pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, in each case in an amount greater than $100,000 or requiring an annual payment greater than $100,000, or (iii) subject to the receipt of all required regulatory approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to OVB or Oneida Valley.

            (e) Except for consents and approvals of or filings with the Federal Reserve Board, the OCC, the FDIC, the Commission, the Banking Department and the New York Department of State, and except as Previously Disclosed, no consents or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement and the Bank Merger Agreement by OVB and Oneida Valley or the consummation by OVB or Oneida Valley of the transactions contemplated hereby, thereby or by the Plan of Merger.

            2.6.  Regulatory Filings

            Each of OVB and Oneida Valley has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in all material respects.

            2.7.  Financial Statements; Books and Records; Minute Books

            The OVB Financial Statements fairly present the consolidated financial position of OVB as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of OVB for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except (i) as disclosed therein, (ii) for the omission of notes to unaudited statements, (iii) for normally recurring year-end adjustments in the case of interim financial statements, and (iv) as Previously Disclosed. The books and records of OVB and Oneida Valley fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of OVB and Oneida Valley contain accurate records of all corporate actions of their respective shareholders and Boards of Directors (including committees of their Boards of Directors).

            2.8.  Material Adverse Change

            OVB has not, on a consolidated basis, suffered any material adverse change in its business, financial condition or results of operations since March 31, 1998 to the date hereof.

            2.9.      Absence of Undisclosed Liabilities

            Neither OVB nor Oneida Valley has any liability (contingent or otherwise) that is material to OVB on a consolidated basis, or that, when combined with all similar liabilities, would be material to OVB on a consolidated basis, except as disclosed in the OVB Financial Statements and except for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent OVB Financial Statements.

            2.10  Properties

            Except as Previously Disclosed, OVB and Oneida Valley have good title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the OVB Financial Statements as of March 31, 1998 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are customary under local practice or are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. OVB or Oneida Valley, as lessee, has the right under valid and subsisting leases of properties used by OVB and Oneida Valley in the conduct of their banking business to occupy and use all such properties as presently occupied and used by them. Each of the real properties used by OVB and Oneida Valley has been maintained in all material respects in good condition and is suitable for its current use by OVB and Oneida Valley. Each of such properties conforms in all material respects to currently applicable ordinances, regulations and zoning requirements and, if required, is occupied pursuant to a certificate of occupancy authorizing its current use. Except as Previously Disclosed, since March 31, 1998, none of such properties which are material to the operation of OVB and Oneida Valley has been damaged by fire, storm or other identifiable event or other act of God, except to the extent that any property owned or leased by OVB or Oneida Valley, if so damaged, is insured to the extent necessary to satisfactorily repair the damaged premises.

            2.11. Loans

            (a) Except as Previously Disclosed, to the best knowledge of OVB and Oneida Valley, each loan reflected as an asset in the OVB Financial Statements
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit made by Oneida Valley that are subject to Regulation O of the Federal Reserve Board comply therewith.

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            (b) The classification on the books and records of OVB and Oneida
Valley of loans as nonaccrual, troubled debt restructuring, in-substance foreclosure or other real estate owned, or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting policy.

            2.12. Allowance for Loan Losses

            The allowance for loan losses reflected on the OVB Financial Statements as of March 31, 1998 and any OVB Financial Statements referred to in
Section 1.25(ii) hereof, as of their respective dates, is adequate in all material respects under the requirements of generally accepted and regulatory accounting principles to provide for reasonably anticipated losses on outstanding loans.

            2.13. Tax Matters

            (a) OVB and Oneida Valley, and each of their respective predecessors, have timely filed, or obtained a valid extension for, federal income tax returns for each year through December 31, 1997 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to OVB or Oneida Valley. OVB has made available to CFF true and complete copies of its federal and state income tax returns for the past five years, and true and complete copies of all correspondence from governmental authorities, and responses of OVB or Oneida Valley thereto, relating to such federal and state income tax returns or any other federal, state, local or other tax filings within the past five years. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and, as of the Closing Date, all taxes due in respect of any subsequent periods ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. Except as Previously Disclosed, no audit examination or deficiency or refund litigation with respect to such returns is pending. Neither OVB nor Oneida Valley will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

            (b) All federal, state and local (and, if applicable, foreign) tax returns filed by OVB and Oneida Valley are complete and accurate in all material respects. Neither OVB nor Oneida Valley is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against OVB or Oneida Valley which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to OVB or Oneida Valley to extend the period of limitations for the assessment or collection of any tax.

            (c) OVB and Oneida Valley have timely filed all information returns required under Sections 6041-6050N of the Code and any comparable state and local laws, and have timely complied in all respects with the requirements of
Section 3406 of the Code and the regulations thereunder and any comparable state and local laws and regulations.

            (d) Termination of the employment of any employees of OVB or Oneida Valley following consummation of the transactions contemplated hereby will not cause OVB or Oneida Valley to make or to be required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

            2.14. Employee Benefit Plans; ERISA

            (a) OVB has Previously Disclosed each material OVB Plan.

            (b) With respect to each material OVB Plan, OVB has made available to CFF true and complete copies of each of the following documents: (1) the OVB Plan and related documents (including all amendments thereto); (2) the most recent annual reports, financial statements, and actuarial reports, if any; (3) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such OVB Plan; and (4) the most recent determination letter received from the Internal Revenue Service with respect to each OVB Plan that is intended to be qualified under the Code.

            (c) No liability under Title IV of ERISA has been incurred by OVB or any ERISA Affiliate of OVB since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to OVB or any ERISA Affiliate of OVB of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

            (d) Neither OVB nor any ERISA Affiliate of OVB, nor any of the OVB Plans, nor any trust created thereunder, nor, to the best knowledge of OVB, any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which OVB or any ERISA Affiliate of OVB could, either directly or indirectly, incur a material liability or cost.

            (e) Full payment has been made, or will be made in accordance with
Section 404(a)(6) of the Code, of all amounts that OVB or any ERISA Affiliate of OVB is required to pay under Section 412 of the Code or under the terms of the OVB Plans.

            (f) As of the Closing Date, the then fair market value of the assets held under each OVB Plan that is subject to Title IV of ERISA will be sufficient so as to permit a "standard termination" of each such OVB Plan under Section 4042(b) of ERISA without the need to make any additional contributions to such OVB Plans. No reportable event under

Section 4043 of ERISA has occurred with respect to any OVB Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the Pension Benefit Guaranty Corporation has been waived.

            (g) Except as Previously Disclosed, none of the OVB Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

            (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to each OVB Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such OVB Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each OVB Plan that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each OVB Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

            (i) There are no actions, suits or claims pending, or, to the knowledge of OVB, threatened or anticipated (other than routine claims for benefits) against any OVB Plan, the assets of any OVB Plan or against OVB or any ERISA Affiliate of OVB with respect to any OVB Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any OVB Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any OVB Plan.

            (j) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of OVB or any ERISA Affiliate of OVB to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director.

            2.15. Labor Matters

            With respect to their employees, neither OVB nor Oneida Valley is a party to any labor agreement with any labor organization, group or association and each of OVB and Oneida Valley is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice. OVB and Oneida Valley have not experienced any attempt by organized labor or its representatives to make OVB or Oneida Valley conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of OVB or Oneida Valley. To the knowledge of OVB and Oneida Valley, there is no unfair labor practice charge, discrimination claim, or other complaint of any nature by any employee or former employee of OVB or Oneida Valley against any of them pending before any governmental agency, court or tribunal arising out of OVB's or Oneida Valley's activities.

            2.16. Certain Contracts

            (a) Except as Previously Disclosed, neither OVB nor Oneida Valley is a party to, or is bound by, (i) any material agreement, arrangement or commitment involving annual payments in excess of $100,000, whether or not made in the ordinary course of business, (ii) any agreement, indenture or other instrument relating to the borrowing of money by OVB or the guarantee by OVB of any such obligation of a duration greater than 7 days and in excess of $250,000,
(iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between OVB or Oneida Valley and any director or executive officer of OVB or Oneida Valley, or any member of the immediate family or affiliate of any of the foregoing involving annual payments in excess of $100,000, or (v) any agreement between OVB or Oneida Valley and any five percent or more shareholder of OVB, in each case other than transactions entered into in the ordinary course of the banking business of Oneida Valley consistent with past practice.

            (b) Neither OVB nor Oneida Valley is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from Oneida Valley in the ordinary course of its banking business.

            (c) Since March 31, 1998, neither OVB nor Oneida Valley has incurred or paid any obligation or liability that would be material to OVB, except obligations incurred or paid in connection with transactions in the ordinary course of business of Oneida Valley consistent with its past practice and except as Previously Disclosed. Except as Previously Disclosed, from March 31, 1998 to the date hereof, neither OVB nor Oneida Valley has taken any action that, if taken after the date hereof, would breach any of the covenants contained in
Section 4.7(b) hereof.

            (d) Neither OVB nor Oneida Valley has, during the period since December 31, 1996, controlled expenses through elimination of employee benefits, deferral of routine maintenance of real property or leased premises, elimination of reserves where the liability related to such reserve has remained, reduction of capital improvements from previous levels, failure to depreciate capital assets in accordance with past practice or eliminate capital assets which are no longer used in the business of either OVB or Oneida Valley, capitalized loan production expenses other than in accordance with FAS 91 or extraordinary reduction or deferral of ordinary or necessary expenses.

            2.17. Real Estate Owned

            (a) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the OVB Financial Statements or are not material and are in the process of being cleared, title to the REO is good and marketable, and there are no adverse claims or encumbrances on the REO.

            (b) All title, hazard and other insurance claims and mortgage guaranty claims with respect to the REO have been timely filed and neither OVB nor Oneida Valley has received any notice of denial of any such claim.

            (c) Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of OVB and Oneida Valley, threatened concerning any REO or any servicing activity or omission to provide a servicing activity with respect to any of the REO.

            2.18. Legal Proceedings

            Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of OVB, threatened against OVB or Oneida Valley or against any asset, interest or right of OVB or Oneida Valley that might have a material adverse effect on the financial condition, results of operations or business of OVB on a consolidated basis. To the knowledge of OVB, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. There are no actions, suits or proceedings instituted, pending or, to the knowledge of OVB, threatened against any present or former director or officer of OVB that might give rise to a claim for indemnification, and, to the knowledge of OVB, there is no reasonable basis for any such action, suit or proceeding.

            2.19. Compliance with Laws

            OVB and Oneida Valley are in compliance in material respects with all statutes and regulations applicable to the conduct of their business, and neither OVB nor Oneida Valley has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Neither OVB nor Oneida Valley is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and neither of them has received any communication requesting that they enter into any of the foregoing. Without limiting the generality of the foregoing, Oneida Valley is in compliance in material respects with the filing of currency transaction reports required to be filed and taken all other actions required under the Currency and Foreign Transactions Reporting Act, codified at 31 U.S.C. (S) 5301 et seq., and its implementing regulations.

            2.20. Brokers and Finders

            Except for OVB's engagement of and agreement to pay Capital Formation Group of Rochester, L.P., Jamesson Associates and Empire Evaluation Consultants, Inc., neither OVB nor Oneida Valley, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor in connection with the transactions contemplated herein, the Bank Merger Agreement or the Plan of Merger.

            2.21. Insurance

            OVB and Oneida Valley currently maintain insurance in amounts reasonably necessary for their operations and, to the best knowledge of OVB, similar in scope and coverage to that maintained by other entities similarly situated. Neither OVB nor Oneida Valley has received any advance notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither OVB nor Oneida Valley has been refused any insurance coverage sought or applied for, and OVB has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of OVB or Oneida Valley.

            2.22. Deposit Insurance

            The deposits of Oneida Valley are insured by the FDIC in accordance with the FDIA, and Oneida Valley has paid all assessments and filed all reports required by the FDIA. Oneida Valley is a member of the Federal Reserve System and has subscribed and paid for the requisite number of shares of capital stock of the FRBNY.

            2.23. Environmental Matters

            (a) Except for any violation, liability or noncompliance which does not have a material adverse effect on OVB or Oneida Valley, to the best knowledge of OVB and Oneida Valley: (i) neither OVB nor Oneida Valley has violated during the last five years or is in violation of or is liable under any federal, state or local environmental law; (ii) none of the properties owned or leased by either OVB or Oneida Valley (including, without limitation, soils and surface and ground waters) are contaminated with any hazardous substance; (iii) neither OVB nor Oneida Valley is liable for any off-site contamination; and (iv) each of OVB and Oneida Valley is, and during the last five years has been, in compliance with, all of its respective permits, licenses and other authorizations issued under any environmental laws. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

            (b) Neither OVB nor Oneida Valley has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of OVB and Oneida Valley, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on OVB or Oneida Valley of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a material adverse effect on OVB or Oneida Valley; to the best knowledge of OVB and Oneida Valley, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither OVB nor Oneida Valley is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

            2.24. Certain Information

            When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the later of the OVB and CFF shareholders' meetings to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by OVB relating to OVB and Oneida Valley, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and
(ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            2.25. Administration of Trust Accounts

            Oneida Valley has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of OVB and Oneida Valley, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither OVB, Oneida Valley, nor any director, officer or employee of OVB or Oneida Valley has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of OVB and Oneida Valley, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

            2.26. Information in Applications

            All information concerning OVB and Oneida Valley, and their respective officers, directors and shareholders, included (or submitted for inclusion) in the applications described in Section 4.3 hereof shall be true, correct and complete in all material respects.

            2.27. Pooling of Interests

            OVB knows of no reason (after consultation with its independent accountants) which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

            2.28. Intellectual Property

            OVB and Oneida Valley own the entire right, title and interest in and to, or have valid licenses with respect to, all the Intellectual Property necessary in all material respects to conduct their business and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of OVB on a consolidated basis.


                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF CFF
                             AND CORTLAND NATIONAL

            CFF and Cortland National hereby represent and warrant to OVB and Oneida Valley as follows:

            3.1.  Capital Structure of CFF

            (a) The authorized capital stock of CFF consists of (i) 3,000,000 shares of common stock, par value $1.6667 per share ("CFF Common Stock"), of which 2,016,000 shares are issued and 46,224 shares are held in treasury. All outstanding shares of CFF Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the shares of CFF's capital stock has been issued in violation of the preemptive rights of any person.

            (b) Except for the Cortland Option Agreement, there are no Stock Rights authorized, issued or outstanding with respect to the capital stock of CFF and no written or oral plans, understandings, commitments or contracts to which CFF or, to CFF's knowledge, any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of CFF's capital stock.

            3.2.  Organization, Standing and Authority of CFF

            CFF is a duly organized corporation, validly existing and in good standing under the laws of the State of New York. CFF (i) has full corporate power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of CFF on a consolidated basis. CFF has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own and lease its properties and assets and to carry on its business as it is now being conducted. CFF has delivered to OVB true, complete and correct copies of its certificate of incorporation and by-laws, each as in effect on the date of this Agreement. CFF is registered as a bank holding company under the Bank Holding Company Act.

            3.3.  Cortland National

            CFF does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except Cortland National. The outstanding shares of capital stock of Cortland National has been duly authorized and are validly issued, and are fully paid and (subject to 12 U.S.C. (ss. 55) nonassessable and all such shares are directly or indirectly owned by CFF free and clear of all liens, claims and encumbrances. No Stock Rights are authorized, issued or outstanding with respect to the capital stock of Cortland National and there are no agreements, understandings or commitments relating to the right of CFF to vote or to dispose of these shares. None of the shares of capital stock of Cortland National has been issued in violation of the preemptive rights of any person.

            3.4.  Organization, Standing and Authority of Cortland National

            Cortland National is a duly organized national banking association, validly existing and in good standing under applicable laws. There are no other CFF subsidiaries. Cortland National (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of CFF on a consolidated basis. Cortland National has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted. Cortland National has delivered to OVB true, complete and correct copies of its articles of association and by-laws, each as in effect on the date of this Agreement.

            3.5.  Authorized and Effective Agreement

            (a) CFF has all requisite corporate power and authority to enter into, adopt and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the CFF Option Agreement. The execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger and the CFF Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFF (including the unanimous approval of its Board of Directors), except that the affirmative vote of the holders of 66-2/3% of the outstanding shares of CFF Common Stock entitled to vote thereon is required to adopt the Plan of Merger pursuant to the New York Business Corporation Law.

            (b) Cortland National has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Bank Merger Agreement and the execution and delivery of this Reorganization Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Cortland National.

            (c) This Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of CFF and this Reorganization Agreement and the Bank Merger Agreement constitute legal, valid and binding obligations of Cortland National, in each case enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (d) Except as Previously Disclosed, neither the execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger or the CFF Option Agreement, in the case of CFF, or this Reorganization Agreement or the Bank Merger Agreement, in the case of Cortland National, nor consummation of the transactions contemplated hereby or thereby, nor compliance by CFF or Cortland National with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation, articles of association or by-laws of CFF or Cortland National, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of CFF or Cortland National pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, in each case in an amount greater than $100,000 or requiring an annual payment greater than $100,000, or (iii) subject to the receipt of all required regulatory approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to CFF or Cortland National.

            (e) Except for consents and approvals of or filings with the Federal Reserve Board, the OCC, the FDIC, the Commission, the Banking Department, the New York Department of State and any appropriate state securities authorities, and except as Previously Disclosed, no consents or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement and the Bank Merger Agreement by CFF and Cortland National or the consummation by CFF or Cortland National of the transactions contemplated hereby, thereby or by the Plan of Merger.

            3.6.  SEC Documents; Regulatory Filings

            CFF has filed all SEC Documents required by the Securities Laws and such SEC Documents complied in all material respects with the Securities Laws. Each of CFF and Cortland National has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in all material respects.

            3.7.  Financial Statements; Books and Records; Minute Books

            The CFF Financial Statements fairly present the consolidated financial position of CFF as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of CFF for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except (i) as disclosed therein, (ii) for the omission of notes to unaudited statements, and
(iii) for normally recurring year-end adjustments in the case of interim financial statements. The books and records of CFF and Cortland National fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of CFF and Cortland National contain accurate records of all corporate actions of their respective shareholders and Boards of Directors (including committees of their Boards of Directors).

            3.8.  Material Adverse Change

            CFF has not, on a consolidated basis, suffered any material adverse change in its business, financial condition or results of operations since March 31, 1998 to the date hereof.

            3.9.  Absence of Undisclosed Liabilities

            Neither CFF nor Cortland National has any liability (contingent or otherwise) that is material to CFF on a consolidated basis, or that, when combined with all similar liabilities, would be material to CFF on a consolidated basis, except as disclosed in the Cortland Financial Statements and except for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent CFF Financial Statements.

            3.10. Properties

            CFF and Cortland National have good title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the CFF Financial Statements as of March 31, 1998 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are customary under local practice or are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. CFF or Cortland National, as lessee, has the right under valid and subsisting leases of properties used by CFF and Cortland National in the conduct of its banking business to occupy and use all such properties as presently occupied and used by it. Each of the real properties used by CFF and Cortland National has been maintained in all material respects in good condition and is suitable for its current use by CFF and Cortland National. Each of such properties conforms in all material respects to currently applicable ordinances, regulations and zoning requirements and, if required, is occupied pursuant to a certificate of occupancy authorizing its current use. Since March 31, 1998, none of such properties which are material to the operation of CFF and Cortland National has been damaged by fire, storm or other identifiable event or other act of God, except to the extent that any property owned or leased by CFF or Cortland National, if so damaged, is insured to the extent necessary to satisfactorily repair the damaged premises.

            3.11. Loans

            (a) Except as Previously Disclosed, to the best knowledge of CFF and Cortland National, each loan reflected as an asset in the CFF Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit made by Cortland National that are subject to Regulation O of the Federal Reserve Board comply therewith.

            (b) The classification on the books and records of CFF and Cortland National of loans as nonaccrual, troubled debt restructuring, in-substance foreclosure or other real estate owned, or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting policy.

            3.12. Allowance for Loan Losses

            The allowance for loan losses reflected on the CFF Financial Statements as of March 31, 1998, and any CFF Financial Statements referred to in
Section 1.18(ii) hereof, as of their respective dates, is adequate in all material respects under the requirements of generally accepted and regulatory accounting principles to provide for reasonably anticipated losses on outstanding loans.

            3.13. Tax Matters

            (a) CFF and Cortland National, and each of their respective predecessors, have timely filed, or obtained a valid extension for, federal income tax returns for each year through December 31, 1997 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to CFF or Cortland National. CFF has made available to OVB true and complete copies of its federal and state income tax returns for the past five years, and true and complete copies of all correspondence from governmental authorities, and responses of CFF or Cortland National thereto, relating to such federal and state income tax returns or any other federal, state, local or other tax filings within the past five years. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and, as of the Closing Date, all taxes due in respect of any subsequent periods ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. Except as Previously Disclosed, no audit examination or deficiency or refund litigation with respect to such returns is pending. Neither CFF nor Cortland National will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

            (b) All federal, state and local (and, if applicable, foreign) tax returns filed by CFF and Cortland National are complete and accurate in all material respects. Neither CFF nor Cortland National is delinquent in the payment of any tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against CFF or Cortland National which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to CFF or Cortland National to extend the period of limitations for the assessment or collection of any tax.

            (c) CFF and Cortland National have timely filed all information returns required under Sections 6041-6050N of the Code and any comparable state and local laws, and have timely complied in all respects with the requirements of Section 3406 of the Code and the regulations thereunder and any comparable state and local laws and regulations.

            (d) Termination of the employment of any employees of CFF or Cortland National following consummation of the transactions contemplated hereby will not cause CFF or Cortland National to make or to be required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

            3.14. Employee Benefit Plans; ERISA

            (a) CFF has Previously Disclosed each material CFF Plan.

            (b) With respect to each material CFF Plan, CFF has made available to OVB true and complete copies of each of the following documents: (1) the CFF Plan and related documents (including all amendments thereto); (2) the most recent annual reports, financial statements, and actuarial reports, if any; (3) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such CFF Plan; and (4) the most recent determination letter received from the Internal Revenue Service with respect to each CFF Plan that is intended to be qualified under the Code.

            (c) No liability under Title IV of ERISA has been incurred by CFF or any ERISA Affiliate of CFF since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to CFF or any ERISA Affiliate of CFF of incurring a liability under such Title. None of the CFF Plans is subject to Title IV of ERISA.

            (d) Neither CFF nor any ERISA Affiliate of CFF nor any of the CFF Plans, nor any trust created thereunder, nor, to the best knowledge of CFF, any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which CFF or any ERISA Affiliate of CFF could, either directly or indirectly, incur a material liability or cost.

            (e) Full payment has been made, or will be made in accordance with
Section 404(a)(6) of the Code, of all amounts that CFF or any ERISA Affiliate of CFF is required to pay under Section 412 of the Code or under the terms of the CFF Plans.

            (f) None of the CFF Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

            (g) A favorable determination letter has been issued by the Internal Revenue Service with respect to each CFF Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such CFF Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each CFF Plan that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each CFF Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

            (h) There are no actions, suits or claims pending, or, to the knowledge of CFF, threatened or anticipated (other than routine claims for benefits) against any CFF Plan, the assets of any CFF Plan or against CFF or any ERISA Affiliate of CFF with respect to any CFF Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any CFF Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any CFF Plan.

            (i) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of CFF or any ERISA Affiliate of CFF to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director.

            3.15. Labor Matters

            With respect to their employees, neither CFF nor Cortland National is a party to any labor agreement with any labor organization, group or association, and each of CFF and Cortland National is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice. CFF and Cortland National have not experienced any attempt by organized labor or its representatives to make CFF or Cortland National conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of CFF or Cortland National. To the knowledge of CFF and Cortland National, there is no unfair labor practice charge, discrimination claim, or other complaint of any nature by any employee or former employee of CFF or Cortland National against any of them pending before any governmental agency, court or tribunal arising out of CFF's or Cortland National's activities.

            3.16. Certain Contracts

            (a) Except as Previously Disclosed, neither CFF nor Cortland National is a party to, or is bound by, (i) any material agreement, arrangement or commitment involving annual payments in excess of $100,000, whether or not made in the ordinary course of business, (ii) any agreement, indenture or other instrument relating to the borrowing of money by CFF or the guarantee by CFF of any such obligation of a duration greater than 7 days and in excess of $250,000,
(iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between CFF or Cortland National and any director or executive officer of CFF or Cortland National, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between CFF or Cortland National and any five percent or more shareholder of CFF, in each case other than transactions entered into in the ordinary course of the banking business of Cortland National consistent with past practice.

            (b) Neither CFF nor Cortland National is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from Cortland National in the ordinary course of its banking business.

            (c) Since March 31, 1998, neither CFF nor Cortland National has incurred or paid any obligation or liability that would be material to CFF, except obligations incurred or paid in connection with transactions in the ordinary course of business of Cortland National consistent with its past practice and except as Previously Disclosed. Except as Previously Disclosed, from March 31, 1998 to the date hereof, neither CFF nor Cortland National has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.8(b) hereof.

            (d) Neither CFF nor Cortland National has, during the period since December 31, 1996, controlled expenses through elimination of employee benefits, deferral of routine maintenance of real property or leased premises, elimination of reserves where the liability related to such reserve has remained, reduction of capital improvements from previous levels, failure to depreciate capital assets in accordance with past practice or eliminate capital assets which are no longer used in the business of either of CFF or Cortland National, capitalized loan production expenses other than in accordance with FAS 91 or extraordinary reduction or deferral of ordinary or necessary expenses.

            3.17. Real Estate Owned

            (a) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the CFF Financial Statements or are not material and are in the process of being cleared, title to the REO is good and marketable, and there are no adverse claims or encumbrances on the REO.

            (b) All title, hazard and other insurance claims and mortgage guaranty claims with respect to the REO have been timely filed and neither CFF nor Cortland National has received any notice of denial of any such claim.

            (c) Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of CFF and Cortland National threatened concerning any REO or any servicing activity or omission to provide a servicing activity with respect to any of the REO.

            3.18. Legal Proceedings

            Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of CFF, threatened against CFF or Cortland National or against any asset, interest or right of CFF or Cortland National that might have a material adverse effect on the financial condition, results of operations or business of CFF on a consolidated basis. To the knowledge of CFF, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. There are no actions, suits or proceedings instituted, pending or, to the knowledge of CFF, threatened against any present or former director or officer of CFF that might give rise to a claim for indemnification, and, to the knowledge of CFF, there is no reasonable basis for any such action, suit or proceeding.

            3.19. Compliance with Laws

            CFF and Cortland National are in compliance in material respects with all statutes and regulations applicable to the conduct of their business, and except as Previously Disclosed, neither CFF nor Cortland National has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation,
(ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Neither CFF nor Cortland National is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and neither of them has received any communication requesting that they enter into any of the foregoing. Without limiting the generality of the foregoing, Cortland National is in compliance in material respects with filing of currency transaction reports required to be filed and taken all other actions required under the Currency and Foreign Transactions Reporting Act, codified at 31 U.S.C. (S) 5301 et seq., and its implementing regulations.

            3.20. Brokers and Finders

            Except for CFF's engagement of and agreement to pay Capital Formation Group of Rochester, L.P. and Jamesson Associates, neither CFF nor Cortland National, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, the Bank Merger Agreement or the Plan of Merger.

            3.21. Insurance

            CFF and Cortland National currently maintain insurance in amounts reasonably necessary for their operations and, to the best knowledge of CFF, similar in scope and coverage to that maintained by other entities similarly situated. Neither CFF nor Cortland National has received any advance notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither CFF nor any CFF Subsidiary has been refused any insurance coverage sought or applied for, and CFF has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of CFF or any CFF Subsidiary.

            3.22. Deposit Insurance; Federal Reserve Membership

            The deposits of Cortland National are insured by the FDIC in accordance with the FDIA, and Cortland National has paid all assessments and filed all reports required by the FDIA. Cortland National is a member of the Federal Reserve System and has subscribed and paid for the requisite number of shares of capital stock of the FRBNY.

            3.23. Environmental Matters

            (a) Except for any violation, liability or noncompliance which does not have a material adverse effect on CFF or Cortland National, to the best knowledge of CFF and Cortland National; (i) neither CFF nor Cortland National has violated during the last five years or is in violation of or is liable under any federal, state or local environmental law; (ii) none of the properties owned or leased by either CFF or Cortland National (including, without limitation, soils and surface and ground waters) are contaminated with any hazardous substance; (iii) neither CFF nor Cortland National is liable for any off-site contamination; and (iv) each of CFF and Cortland National is, and during the last five years has been, in compliance with, all of its respective permits, licenses and other authorizations issued under any environmental laws. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

            (b) Neither CFF nor Cortland National has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of CFF and Cortland National, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on CFF or Cortland National of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a material adverse effect on CFF or Cortland National; to the best knowledge of CFF and Cortland National, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither CFF nor Cortland National is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

            3.24. Certain Information

            When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the later of the OVB and CFF shareholders' meetings to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by CFF relating to CFF and Cortland National, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            3.25. Administration of Trust Accounts

            Cortland National has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of CFF and Cortland National, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither CFF, Cortland National, nor any director, officer or employee of CFF or Cortland National has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of CFF and Cortland National, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

            3.26. Information in Applications

            All information concerning CFF and Cortland National and their respective officers, directors and shareholders, included (or submitted for inclusion) in the applications described in Section 4.3 hereof shall be true, correct and complete in all material respects.

            3.27. Pooling of Interests

            CFF knows of no reason (after consultation with its independent accountants) which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

            3.28. Intellectual Property

            CFF and Cortland National own the entire right, title and interest in and to, or have valid licenses with respect to, all the Intellectual Property necessary in all material respects to conduct their business and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of CFF on a consolidated basis.


                                   ARTICLE 4
                                   COVENANTS

            4.1.  Shareholders' Meetings

            CFF and OVB shall submit this Reorganization Agreement, the Plan of Merger and such related matters as the parties shall reasonably and in good faith agree (including amendments to their respective certificates of incorporation) to their respective shareholders for approval at an annual or a special meeting to be held as soon as practicable. Except to the extent legally required for the discharge by the boards of directors of their fiduciary duties as determined by such boards of directors after consultation with such board's counsel, the boards of directors of OVB and CFF shall recommend at the respective shareholders' meetings that the shareholders vote in favor of and approve the Merger and adopt the Plan of Merger.

            4.2   Proxy Statement; Registration Statement

            As promptly as practicable after the date hereof, CFF shall prepare and file the Registration Statement with the SEC, and OVB shall cooperate in the preparation of the Registration Statement, which shall include the Proxy Statement to be mailed to the shareholders of CFF and OVB in connection with the Merger. CFF will advise OVB, promptly after it receives notice (i) of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, (ii) of the issuance of any stop order, (iii) of the suspension of qualification of the Continuing Corporation Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or (iv) of any request by the Commission for the amendment or supplement of the Registration Statement or for additional information. The Continuing Corporation shall take all actions necessary to register or qualify the shares of Continuing Corporation Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws.

            4.3.  Regulatory Applications

            The parties hereto shall use their best efforts to submit or cause to be submitted, as promptly as practicable after the date hereof, any requisite applications or notices for prior approval of the transactions contemplated herein and in the Plan of Merger, or requests for waivers thereof, to any state or federal government agency, department or body the approval of which is required for consummation of the Merger and the Bank Merger. At a reasonable time prior to the making of any such filings with any regulatory authority or any third persons, CFF and OVB shall submit to each other the materials to be filed, mailed or released. Any such materials must be acceptable to both CFF and OVB prior to the filings with any regulatory authorities or any third persons, except to the extent that CFF or OVB is legally required to proceed prior to obtaining the acceptance of the other. Each party agrees to consult with the other with respect to obtaining all necessary approvals and consents and each will keep the other apprised of the status of matters relating to such approvals and consents.

            4.4.  Best Efforts to Consummate Transaction

            CFF, Cortland National, OVB and Oneida Valley each shall use its best efforts in good faith to (i) furnish such information as may be necessary or desirable in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger and the Bank Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, corporation, or other entity whose consent or approval is necessary or desirable for consummation of the transactions contemplated hereby, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause or to the best of its ability permit to be taken, any action that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code; provided that nothing herein contained shall preclude CFF from exercising its rights under the OVB Option Agreement or OVB from exercising its rights under the CFF Option Agreement. In the event that any party hereto has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as any other party may reasonably request to cure such effect to the extent curable without a material adverse effect on the financial condition, results of operations or business of either CFF or OVB on a consolidated basis.

            4.5.  Investigation and Confidentiality

            (a) CFF and OVB each will keep the other advised of all material developments relevant to its business and to consummation of the transactions contemplated herein. CFF and OVB each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger and the Bank Merger Agreement, provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. CFF and OVB agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger and the Bank Merger of, any party hereto.

            (b) Each party hereto shall, and shall cause its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained in such investigation which is not otherwise publicly disclosed by the other parties, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section 6.1 hereof. Each party hereto shall hold all information furnished by any other party or such other party's subsidiaries or representatives pursuant hereto in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement dated April 24, 1998 by and between CFF and OVB (the "Confidentiality Agreement"). In the event of termination of this Agreement each party shall return to the furnishing party or destroy and certify the destruction of all information previously furnished in connection with the transactions contemplated by this Agreement.

            (c) OVB shall give prompt notice to CFF, and CFF shall give prompt notice to OVB, of (i) the occurrence, or failure to occur, of any material event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of OVB or CFF, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

            4.6.  Press Releases

            The parties hereto shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which its legal counsel advises is legally required.

            4.7.  Conduct of  Business - Covenants of OVB and Oneida Valley

            (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement or consented to or approved by CFF, OVB and Oneida Valley each shall use its best efforts to preserve its properties, business and relationships with customers, employees and other persons.

            (b) Except with the prior written consent of CFF or except as Previously Disclosed, between the date hereof and the Effective Date, OVB and Oneida Valley each shall not:

                  (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (2) in the case of OVB only, declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than quarterly cash dividends in respective amounts not in excess of $0.25 per share or other dividends consistent with historical practice, in a manner consistent with past practice and in accordance with applicable law, regulation and contractual and regulatory commitments;

                  (3) issue any shares of its capital stock or otherwise permit any treasury shares to become outstanding other than pursuant to the OVB Option Agreement, or incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business of Oneida Valley consistent with past practice;

                  (4) issue, grant or authorize any Stock Rights other than pursuant to the OVB Option Agreement or as Previously Disclosed or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization or redeem, repurchase or otherwise acquire any shares of its capital stock;

                  (5) amend its certificate of incorporation, articles of association or by-laws except as contemplated herein or as agreed to by the parties hereto (and, to the extent required, disclosed in the Proxy Statement) to facilitate the consummation of the transactions contemplated hereby; impose, or suffer the imposition, on any share of stock held by OVB in Oneida Valley of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist;

                  (6) merge or consolidate with any other entity; sell, lease, liquidate or dispose of all or any material portion of its assets or business or any material asset; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between it and any other person; enter into or consummate a purchase and assumption transaction with respect to deposits and liabilities;

revoke or surrender its certificate of authority to maintain, or apply for the relocation of, any existing branch office or apply for a certificate of authority to establish a new branch office, except as Previously Disclosed;

                  (7) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                  (8) acquire any material fixed assets; make any capital expenditures in excess of $100,000 in the aggregate; or modify any leases or other contracts relating thereto that involve annual payments that exceed $100,000 in the aggregate, except as Previously Disclosed;

                  (9) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive to (i) any director or any executive officer under any circumstances, or (ii) any other officer or employee except in the ordinary course of business in a manner consistent with the company's established salary and bonus policies and procedures and past practice, provided, however, that such payments may not increase severance amounts payable under employment or severance agreements (except for any payments made or paid pursuant to any change in control provisions contained therein); enter into, modify or extend, or permit to be renewed, any employment or severance contracts with any of its present or former directors, officers or employees, or enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

                  (10) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law; except as Previously Disclosed, make any loan or extend any credit, except in the ordinary course of business consistent with its lending policies and past practice;

                  (11) change its methods of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1997, except as required by changes in law;

                  (12) solicit or encourage inquiries or proposals with respect to any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, OVB or Oneida Valley or any business combination with OVB or Oneida Valley other than as contemplated by this Reorganization Agreement; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify CFF immediately if any such inquiries or proposals are received by OVB or Oneida Valley; provided, however, that if following the execution hereof and prior to the Closing Date any unsolicited inquiry or proposal is received by any OVB officer, director, agent or affiliate and the OVB directors determine (in good faith after consultation with financial advisors and legal counsel) that their fiduciary duties require them to consider such inquiry or proposal, OVB shall be free to deal with any such inquiry or proposal in any manner that is deemed by OVB's directors as being in the best interests of OVB's shareholders and that is not contrary to the terms of this Agreement, the Plan of Merger or the CFF Option Agreement;

                  (13) foreclose on any commercial loan secured by real property (other than those commercial loans in which it already has commenced action seeking foreclosure) unless it first has obtained an environmental audit, analysis or survey that indicates that it will not incur material potential liability under Environmental Laws as a result of such foreclosure;

                  (14) purchase or acquire any of the outstanding shares of capital stock of CFF other than as contemplated by the CFF Option Agreement; or

                  (15) agree to do any of the foregoing.

            4.8.  Conduct of Business - Covenants of CFF and Cortland National

            (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement or consented to or approved by OVB, CFF and Cortland National each shall use its best efforts to preserve its properties, business and relationships with customers, employees and other persons.

            (b) Except with the prior written consent of OVB or except as Previously Disclosed, between the date hereof and the Effective Date, CFF and Cortland National each shall not:

                  (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (2) in the case of CFF only, declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than quarterly cash dividends in respective amounts not in excess of $0.14 per share or other dividends consistent with historical practice, in a manner consistent with past practice and in accordance with applicable law, regulation and contractual and regulatory commitments;

                  (3) issue any shares of its capital stock or otherwise permit any treasury shares to become outstanding other than pursuant to the CFF Option Agreement or pursuant to the CFF DRIP, or incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business of Cortland National consistent with past practice;

                  (4) issue, grant or authorize any Stock Rights other than pursuant to the CFF Option Agreement or as Previously Disclosed, or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                  (5) amend its certificate of incorporation, articles of association or by-laws except as contemplated herein or as agreed to by the parties hereto (and, to the extent required, disclosed in the Proxy Statement) to facilitate the consummation of the transactions contemplated hereby; impose, or suffer the imposition, on any share of stock held by CFF in Cortland National of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist;

                  (6) merge or consolidate with any other entity; sell, lease, liquidate or dispose of all or any material portion of its assets or business or any material asset; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between it and any other person; enter into or consummate a purchase and assumption transaction with respect to deposits and liabilities; revoke or surrender its certificate of authority to maintain, or apply for the relocation of, any existing branch office or apply for a certificate of authority to establish a new branch office;

                  (7) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                  (8) acquire any material fixed assets, make any capital expenditures in excess of $100,000 in the aggregate; modify any leases or other contracts relating thereto that involve annual payments that exceed $100,000 in the aggregate, except as Previously Disclosed;

                  (9) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive to (i) any director or any executive officer under any circumstances, or (ii) any other officer or employee except in the ordinary course of business in a manner consistent with the company's established salary and bonus policies and procedures and past practice provided, however, that such payments may not increase severance amounts payable under employment or severance agreements (except for any payments made or paid pursuant to any change in control provisions contained therein); enter into, modify or extend, or permit to be renewed, any employment or severance contracts with any of its present or former directors, officers or employees, or enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

                  (10) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law; make any loan or extend any credit, except in the ordinary course of business consistent with its lending policies and past practice;

                  (11) change its methods of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1997, except as required by changes in law;

                  (12) solicit or encourage inquiries or proposals with respect to any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, CFF or Cortland National or any business combination with CFF or Cortland National other than as contemplated by this Reorganization Agreement; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify OVB immediately if any such inquiries or proposals are received by CFF or Cortland National; provided, however, that if following the execution hereof and prior to the Closing Date any unsolicited inquiry or proposal is received by any CFF officer, director, agent or affiliate and the CFF directors determine (in good faith after consultation with financial advisors and legal counsel) that their fiduciary duties require them to consider such inquiry or proposal, CFF shall be free to deal with any such inquiry or proposal in any manner that is deemed by CFF's directors as being in the best interests of CFF's shareholders and that is not contrary to the terms of this Agreement, the Plan of Merger or the OVB Option Agreement;

                  (13) foreclose on any commercial loan secured by real property (other than those commercial loans in which it already has commenced action seeking foreclosure) unless it first has obtained an environmental audit, analysis or survey that indicates that it will not incur material potential liability under Environmental Laws as a result of such foreclosure;

                  (14) purchase or acquire any of the outstanding shares of capital stock of OVB other than as contemplated by the OVB Option Agreement; or

                  (15) agree to do any of the foregoing.

            4.9.  Closing; Certificate of Merger; Headquarters

            The transactions contemplated by this Reorganization Agreement and the Plan of Merger shall be consummated at a closing to be held at such location as the parties shall agree on the fifth business day following satisfaction of the conditions to consummation of the Merger set forth in Article 5 hereof or such other date as may be agreed upon by the parties hereto (the "Closing Date"). In connection with such Closing, CFF and OVB shall execute a Certificate of Merger and shall cause such certificate to be delivered to the New York Department of State in accordance with Section 904 of the New York Business Corporation Law. The Merger shall be effective at the time and on the date specified in such Certificate of Merger (the "Effective Date"). The Bank Merger shall be effectuated at the same time as the Merger or as soon thereafter as practicable as provided in the Bank Merger Agreement. At the Effective Date, the Continuing Corporation shall maintain headquarters offices in both Oneida and Cortland.

            4.10. Affiliates Holding Period

            CFF and OVB shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of CFF or OVB within the meaning of Rule 144 or 145 promulgated by the Commission under the Securities Act, as appropriate, or by whom the transfer of Continuing Corporation Common Stock following consummation of the Merger may adversely affect the accounting for the Merger as a pooling of interests. OVB and CFF shall use their best efforts to cause each person so identified to deliver to CFF or OVB, no later than 30 days prior to the Effective Date, a written agreement providing that such person will not dispose of any OVB Common Stock, CFF Common Stock or Continuing Corporation Common Stock except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling of interests accounting treatment. Shares of Continuing Corporation Common Stock issued to such affiliates in exchange for OVB Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of OVB and CFF have been published, regardless of whether each such affiliate has provided the written agreement referred to in this section.

            4.11. Board of Directors

            (a) From and after the Effective Date, the Board of Directors of the Continuing Corporation shall consist of 22 persons, 12 of whom shall be persons named by the Board of Directors of CFF as Previously Disclosed and 10 of whom shall be persons named by the Board of Directors of OVB as Previously Disclosed. The terms of the directors of the Continuing Corporation after the Effective Date shall be allocated, prior to the mailing of the Proxy Statement, so that, as nearly as practicable, the terms of the same number of persons designated as directors by CFF and by OVB, respectively, will expire in each applicable year. If prior to the Effective Date (i) any of the individuals named by either CFF or OVB to serve on the Board of Directors of the Continuing Corporation following the Effective Date becomes unable or unwilling to serve as a director of the Continuing Corporation, or (ii) either CFF or OVB determines to replace an individual named by such party to serve on the Board of Directors of the Continuing Corporation, the party that designated such individual may name a replacement to become a director of the Continuing Corporation after the Effective Date. For so long as David R. Alvord and John C. Mott shall serve as Co-CEOs of the Continuing Corporation, they shall also serve as Co-Chairs of the Board of Directors. The Board of Directors of the Continuing Bank following the Bank Merger shall be identical to members of the Continuing Corporation.

            (b) The addition to or removal of (without cause) any members, or a change in the number of directors, of the Board of Directors of either the Continuing Corporation or the Continuing Bank shall be approved by at least a two-thirds vote of the directors then holding office and such provision shall be included in the Bylaws of the Continuing Corporation and Continuing Bank. A mandatory retirement policy will be established for all directors at age 71, provided that certain current directors will be grandfathered to age 72, and such provision shall be included in the Bylaws of the Continuing Corporation and Continuing Bank.

            (c) The members of the Executive Committees of the Boards of Directors of the Continuing Corporation and of the Continuing Bank following the Effective Date shall be as Previously Disclosed and in accordance with the Bylaws of the Continuing Corporation attached as Annex B to the Plan of Merger. The members of the Committees of the Boards of both the Continuing Corporation and the Continuing Bank shall be composed so as to include as nearly equal as possible numbers of directors from CFF and OVB and any chairs of such committees will be designated to include as nearly equal as possible numbers of directors from CFF and OVB.

            (d) The persons named by CFF and OVB as members of the Board of Directors of the Continuing Corporation after the Effective Date shall be named in the Proxy Statement and the Registration Statement, subject to receipt of the consent of such individuals to be so named.

            (e) A decision of the Continuing Corporation not to maintain headquarters offices in both Oneida and Cortland shall require the affirmative vote of at least two-thirds of the directors then in office, and such a provision shall be included in the Bylaws for the Continuing Corporation.

            4.12. Management; Employees; Employee Benefits

            (a) From and after the Effective Date, David R. Alvord and John C. Mott shall be Co-Chief Executive Officers of the Continuing Corporation, and the other executive officers of the Continuing Corporation shall be named based upon candidates approved by both the Board of Directors of CFF and OVB prior to the Effective Date and the Board of Directors of the Continuing Corporation following the Effective Date. The principal officers of the Continuing Bank from and after the Effective Date shall be as provided in the Bank Merger Agreement and as approved by the Board of Directors of Cortland National and Oneida Valley, or the Board of the Continuing Bank depending on the timing of the Bank Merger. As of the Effective Date, the Continuing Corporation and Continuing Bank shall enter into employment agreements with each of David R. Alvord and John C. Mott on substantially the terms Previously Disclosed or as the Boards of Directors of both CFF and OVB may otherwise agree.

            (b) It is the intention of the parties hereto that, as soon as practicable after the Effective Date, all directors, officers and employees of the Continuing Corporation and its subsidiaries will be entitled to participate in compensation, benefit, welfare and related plans, programs or arrangements made available to similarly situated directors, officers and employees under the same terms and conditions, notwithstanding whether such individual was employed by, or provided services to, CFF and Cortland National or OVB and Oneida Valley prior to the Effective Date. The parties agree to work together prior to the Effective Date to develop and design such plans, programs and arrangements, and to prepare for the implementation of such plans, programs and arrangements as soon as practicable following the Effective Date. It is also anticipated that any such plans, programs or arrangements that are effective after the Effective Date shall provide that, for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit or other accrual purposes except to the extent that an individual was covered by the applicable plan prior to the Effective Date and accrued benefits thereunder), service with OVB or Oneida Valley, on the one hand, or CFF or Cortland National, on the other hand, prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of CFF or Cortland National or of OVB or Oneida Valley, as appropriate. The parties understand and acknowledge that the implementation of the plans, programs and arrangements described in this Section 4.12(b) may depend upon, and shall be subject to evaluation of, the cost of such plans, programs and arrangements, as well as other relevant factors.

            (c) It is the intention of the parties to provide a stock based incentive compensation plan to key executives and employees of the Continuing Corporation which shall include provisions for the issuance of incentive stock options, nonqualified stock options, restricted stock grants and similar features in order to provide a long term incentive to key executives and employees, enhance the ability of the Continuing Corporation to attract and retain talented executives and employees, and more closely align the interests of management with the interests of the shareholders. The parties agree to work together to develop and approve such a plan as soon as possible prior to the filing of the Registration Statement.

            (d) Except as provided under Section 4.12(a) hereof, nothing herein shall be construed as giving any employee of CFF, OVB or their respective subsidiaries a right to continuing employment with the Continuing Corporation at any of its subsidiaries after the Effective Date.

            (e) The Continuing Corporation shall honor CFF's and OVB's obligations under any of its deferred compensation plans for its executives and directors to the extent that such obligations have been properly recorded and accrued for on CFF's and OVB's books. The Continuing Corporation shall also honor OVB's supplemental executive retirement agreement with Mr. Mott and CFF's supplemental executive retirement agreement with Mr. Alvord, and each such executive's benefits shall accrue under the applicable agreement or under alternative arrangements agreed to by Mr. Mott and Mr. Alvord, respectively.

            (f) It is the intention of the parties to provide for a severance plan or policy which would be effective after the Effective Date and which would be available for eligible employees of the Continuing Corporation or Continuing Bank who are affected by the Merger. The parties agree to work together prior to the Effective Date to develop and design such a plan taking into account the business and integration plan of the Continuing Bank, the level of service and period of service of employees, the cost of such a plan, and other relevant factors.

            4.13. Indemnification

            (a) From and after the Effective Date, the Continuing Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Date, an officer or director of either OVB or CFF or any of their respective subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of the Continuing Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each, a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of either OVB or CFF or any of their respective subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Date (including without limitation the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Date (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Date and under OVB's or CFF's governing corporate documents, and the Continuing Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Date upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 4.13(a), upon learning of any Claim, shall notify the Continuing Corporation (but the failure so to notify the Continuing Corporation shall not relieve it from any liability which it may have under this Section 4.13(a), except to the extent such failure materially prejudices the Continuing Corporation) and shall deliver to the Continuing Corporation the undertaking, if any, required by applicable law. The Continuing Corporation shall ensure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in OVB's or CFF's governing corporation documents, as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as amended applicable to a time before the Effective Date, with respect to claims or liabilities arising from facts or events existing or occurring before the Effective Date (including without limitation, the transactions contemplated hereby), shall survive the Merger. In the event of any such Claim (whether arising before or after the Effective
Date), (1) the Continuing Corporation shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption the Continuing Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Continuing Corporation elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between the Continuing Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Continuing Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Continuing Corporation shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received,
(3) the Continuing Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) the Continuing Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

            (b) From and after the Effective Date, the directors, officers and employees of OVB and CFF hereto or any of their respective subsidiaries who become directors or officers of the Continuing Corporation or any of its subsidiaries, except for the indemnification rights provided pursuant to any indemnification agreements between CFF and OVB and their respective directors and as set forth in paragraph (a) of this Section 4.13, shall have indemnification rights having prospective application only. The prospective indemnification rights shall consist of such rights to which directors and officers of the Continuing Corporation and its subsidiaries are entitled under the provisions of the governing corporation documents of the Continuing Corporation and its subsidiaries, as in effect from time to time after the Effective Date, as applicable, and provisions of applicable state and federal law as in effect from time to time after the Effective Date.

            (c) For a period of six years from and after the Effective Date, the Continuing Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by OVB (provided that the Continuing Corporation may substitute therefor policies from financially capable insurers of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to Claims arising from facts or events which occurred before the Effective Date. Following consummation of the Merger, the directors and officers of the Continuing Corporation shall be covered by the directors' and officers' liability insurance maintained by the Continuing Corporation.

            (d) The obligations of the Continuing Corporation provided under paragraphs (a), (b) and (c) of this Section 4.13 are intended to be enforceable against the Continuing Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of the Continuing Corporation.

            (e) In the event the Continuing Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Continuing Corporation shall assume the obligations set forth in this Section 4.13.

            (f) As a condition to receiving indemnification under this Section 4.13, the party claiming indemnification shall assign, by separate writing, to the Continuing Corporation all right, title and interest to and in proceeds of any insurance maintained or provided by OVB or CFF or any of their respective affiliates for the benefits of the claiming party, to the extent of indemnification actually received from the Continuing Corporation hereunder and shall send such notices as the Continuing Corporation may reasonably request under any applicable directors' and officers' liability or blanket bond insurance coverage to preserve claims of which the claiming party is aware.

            (g) No person shall be entitled to indemnification under this
Section 4.13 if such person is seeking indemnification based on a claim (other than a claim arising as a supplier to, customer of or borrower from CFF, Cortland National, OVB or Oneida Valley) brought by such person or by an entity of which such person is a general partner, executive officer, director, trustee, beneficiary or controlling person unless such person has waived any right to participate in any damage or other award to such claiming party or other entity in any such action, suit or proceeding.

            4.14. Nasdaq Listing

            The parties hereto shall use their best efforts to cause the shares of Continuing Corporation Common Stock to be approved for quotation on the Nasdaq National Market System.

            4.15. Reservation of Right to Revise Transaction

            The parties hereto may hereafter agree in writing to change the method of effecting the Merger to the extent permitted by applicable law and to the extent they deem any such change to be desirable; provided, however, that no such change shall materially alter the benefits of the Merger as is presently contemplated in this Agreement and in the Plan of Merger to any of the parties hereto or to their respective shareholders.

            4.16  Dividends

            After the date of this Agreement, each of the parties hereto shall coordinate with the other the declaration of any dividends in respect of CFF Common Stock or OVB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of CFF Common Stock and OVB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of CFF Common Stock and/or OVB Common Stock and any shares of Continuing Corporation Common Stock any such holder receives in exchange therefor in the Merger.


                                   ARTICLE 5
                             CONDITIONS PRECEDENT

            5.1.  Conditions Precedent - Mutual

            The respective obligations of CFF and OVB to effect the Merger and of Cortland National and Oneida Valley to effect the Bank Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

            (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, and all required shareholder approvals shall have been duly received.

            (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this

Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable good faith opinion of the Boards of Directors of CFF and OVB (as they shall so agree) so materially and adversely affects the anticipated economic and business benefits to such parties of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable.

            (c) The parties hereto shall have received an opinion of Bond, Schoeneck & King, LLP dated as of the Closing Date, satisfactory in form and substance to CFF and OVB, to the effect that the Merger when consummated in accordance with the terms hereof and the Plan of Merger, and the Bank Merger when consummated in accordance with the terms of the Bank Merger Agreement, will constitute reorganizations within the meaning of Section 368(a) of the Code, and that the exchange of OVB Common Stock to the extent exchanged for CFF Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of OVB, except to the extent that cash is received in lieu of fractional share interests of CFF Common Stock, and neither the Merger nor the Bank Merger will give rise to recognition of gain or loss for federal income tax purposes to the Continuing Corporation. CFF, Cortland National, OVB and Oneida Valley shall provide Bond, Schoeneck & King, LLP with the facts, representations and assumptions (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 772 or, if the parties are unable to provide such standard representations, such other representations requested by Bond, Schoeneck & King, LLP) on which Bond, Schoeneck & King, LLP will rely in rendering its opinion, which facts, representations and assumptions will be consistent with the state of facts CFF, Cortland National, OVB and Oneida Valley believe will exist on the Effective Date.

            (d) No event shall have occurred that shall preclude the Merger from being accounted for as a pooling of interests, and the parties shall have received from Coopers & Lybrand L.L.P. a letter to the effect that, based on a review of this Agreement and related agreements and the relevant facts and circumstances, the Merger shall be accounted for as a pooling-of-interests under GAAP.

            (e) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending or threatened by the Commission to suspend the effectiveness of such Registration Statement, and CFF shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary, and no proceedings shall be pending or threatened by any state "Blue Sky" securities administrator to suspend the effectiveness of such Registration Statement.

            (f) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which any party hereto of any of its subsidiaries, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a material adverse effect on the Continuing Corporation as the parties hereto shall reasonably and in good faith agree.

            (g) None of the parties hereto or to the Bank Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement and there shall be no action or proceeding by or before any such court or agency that, in the judgment of OVB or CFF, with the advice of its respective counsel, shall present a bona fide claim to restrain, prohibit or invalidate the transactions contemplated hereby.

            5.2.  Conditions Precedent - CFF and Cortland National

            The obligations of CFF to effect the Merger and of Cortland National to effect the Bank Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by CFF pursuant to Section 6.4 hereof:

            (a) The representations and warranties of OVB and Oneida Valley set forth in Article 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by CFF or where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on OVB and Oneida Valley, taken as a whole;

            (b) OVB and Oneida Valley shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, except where the failure to perform or comply would not have, or would not reasonably be expected to have, a material adverse effect on OVB and Oneida Valley, taken as a whole;

            (c) CFF shall have received an opinion from Capital Formation Group of Rochester, L.P. on or before the date of this Agreement, and updated as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the consideration to be offered to the shareholders of OVB pursuant to this Agreement is fair, from a financial point of view, to the shareholders of CFF;

            (d) Each of OVB and Oneida Valley shall have delivered to CFF a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer to the effect that the conditions set forth in paragraphs (a), (b) and (f) of this section have been satisfied;

            (e) CFF shall have received an opinion of Mackenzie, Smith, Lewis, Michell & Hughes, LLP counsel to OVB, dated as of the Closing Date, in a form mutually acceptable to the parties related to the representations in Section 2.5(a); and

            (f) Neither OVB nor Oneida Valley shall have experienced or suffered any material adverse change in its business, operations, assets or condition (financial or other) since the date hereof; provided, however, that a material adverse change shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability to all depository institutions or interpretations thereof by courts or other governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements generally applicable to financial institutions and their holding companies, (iii) actions or omissions of a party hereto taken with the prior written consent of the other party, and (iv) the transaction costs associated with the Merger and compliance by either party with the provisions of this Agreement.

            5.3.  Conditions Precedent - OVB and Oneida Valley

            The obligations of OVB to effect the Merger and of Oneida Valley to effect the Bank Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by OVB pursuant to Section 6.4 hereof:

            (a) The representations and warranties of CFF and Cortland National set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by OVB or where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on CFF and Cortland National, taken as a whole;

            (b) CFF and Cortland National shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, except where the failure to perform or comply would not have, or would not reasonably be expected to have, a material adverse effect on CFF and Cortland National, taken as a whole;

            (c) OVB shall have received an opinion from Empire Evaluation Consultants, Inc. on or before the date of this Agreement, and updated as of a date within five

(5) days of mailing the Prospectus/Proxy Statement, to the effect that the consideration to be received by shareholders of OVB pursuant to this Agreement is fair, from a financial point of view, to such shareholders;

            (d) Each of CFF and Cortland National shall have delivered to OVB a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer to the effect that the conditions set forth in paragraphs (a), (b) and (f) of this section have been satisfied;

            (e) OVB shall have received an opinion of Bond, Schoeneck & King, LLP, counsel to CFF, dated as of the Closing Date, in a form mutually acceptable to the parties related to the representations in Section 3.5(a); and

            (f) Neither CFF nor Cortland National shall have experienced or suffered any material adverse change in its business, operations, assets or condition (financial or other) since the date hereof; provided, however, that a material adverse change shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability to all depository institutions or interpretations thereof by courts or other governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements generally applicable to financial institutions and their holding companies, (iii) actions or omissions of a party hereto taken with the prior written consent of the other party, and (iv) the transaction costs associated with the Merger and compliance by either party with the provisions of this Agreement.


                                   ARTICLE 6
                       TERMINATION, WAIVER AND AMENDMENT

            6.1.  Termination

            This Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement may be terminated, either before or after approval by the shareholders of CFF or OVB:

            (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

            (b) At any time on or prior to the Closing Date, by CFF in writing, if OVB or Oneida Valley has, or by OVB in writing, if CFF or Cortland National has, in any material respect, breached (i) any covenant or agreement contained herein, in the Plan of Merger or in the Bank Merger Agreement or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing

Date, and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or reasonably likely to have, a material adverse effect on the breaching party or upon consummation of the transactions contemplated by this Agreement;

            (c) At any time, by any party hereto in writing, if the governmental applications for prior approval referred to in Section 4.3 hereof have been denied, and the time period for appeals and requests for reconsideration has run;

            (d) At any time, by any party hereto in writing, if the shareholders of OVB or CFF do not approve the transactions contemplated herein at the annual or special meeting duly called for that purpose; or

            (e) By any party hereto in writing if the Closing Date has not occurred by the close of business on March 31, 1999.

            6.2.  Effect of Termination

            In the event this Reorganization Agreement, the Plan of Merger or the Bank Merger Agreement are terminated pursuant to Section 6.1 hereof, this Agreement, the Plan of Merger and the Bank Merger Agreement shall become void and have no effect, except that (i) the applicable set forth in Sections 4.5, 4.6, 4.7(b)(14), 4.8(b)(14), 6.3 and 7.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b) shall not relieve the breaching party from liability for an uncured, intentional and willful breach of such representation, warranty, covenant or agreement giving rise to such termination.

            6.3  Termination Fees.

            (a) Termination Fee for CFF. If, within 18 calendar months following the date of termination of this Agreement, an entity or person other than CFF or an affiliate of CFF, enters into an agreement with OVB or Oneida Valley pursuant to which such entity or person or affiliate would (i) merge or consolidate, or enter into any similar transaction, with OVB or Oneida Valley, (ii) acquire all or substantially all of the assets of OVB or Oneida Valley, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of OVB or Oneida Valley Common Stock then OVB or Oneida Valley shall immediately pay to CFF a fee of $1 million, which fee shall include reimbursement to CFF for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 6.3 shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which CFF may possess against any person or affiliate relating to this Agreement or the OVB Option Agreement, or relating to CFF's relationship with OVB or for any act or omission of such person or affiliate, including any tortious interference with this Agreement or the OVB Option Agreement or otherwise wrongfully inducing or causing any breach of any such agreement. The provisions of this Section 6.3(a) shall not apply in the event of termination of this Agreement pursuant to (i) Section 6.1(a), (ii)
Section 6.1(b) on account of an unremedied material breach by CFF, (iii) Section 6.1(c) or (d), or (iv) Section 6.1(e) (unless the failure to close shall be due to the failure of OVB to perform or observe any of its agreements set forth in this Agreement required to be performed or observed by OVB on or before the Closing Date).

            (b) Termination Fee for OVB. If, within 18 calendar months following the date of termination of this Agreement, a entity or person other than OVB or an affiliate of OVB, enters into an agreement with CFF or Cortland National pursuant to which such entity or person or affiliate would (i) merge or consolidate, or enter into any similar transaction, with CFF or Cortland National, (ii) acquire all or substantially all of the assets of CFF or Cortland National, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of CFF or Cortland National Common Stock, then CFF or Cortland National shall immediately pay to OVB a fee of $1 million, which fee shall include reimbursement to OVB for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 6.3 shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which OVB may possess against any person or affiliate relating to this Agreement or the CFF Option Agreement, or relating to OVB's relationship with CFF or Cortland National or for any act or omission of such person or affiliate, including any tortious interference with this Agreement or the CFF Option Agreement or otherwise wrongfully inducing or causing any breach of any such agreement. The provisions of this Section 6.3(b) shall not apply in the event of termination of this Agreement pursuant to (i) Section 6.1(a), (ii)
Section 6.1(b) on account of an unremedied material breach by OVB, (iii) Section 6.1(c) or (d), or (iv) Section 6.1(e) (unless the failure to close shall be due to the failure of CFF to perform or observe any of its agreements set forth in this Agreement required to be performed or observed by OVB on or before the Closing Date).

                  (c) The provisions of this Section 6.3 shall not apply in the event of a merger, consolidation or similar transaction involving CFF or OVB, as the case may be, in which (i) persons who were members of the Board of Directors of CFF or OVB, as the case may be, immediately prior to such termination continue to constitute at least a majority of the members of the Board of Directors of the surviving or resulting entity following completion of such transaction and (ii) shareholders of CFF or OVB, as the case may be, immediately prior to such transaction continue to own at least a majority of the outstanding voting securities of the surviving or resulting entity immediately following completion of such transaction.

            6.4.  Survival of Representations, Warranties and Covenants

            All representations, warranties and covenants in this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date and from and after the Effective Date, none of the parties hereto shall have any liability to the other on account of any breach or failure of any of these representations, warranties or covenants; provided, however, that the foregoing clause (i) shall not apply to agreements or covenants of the parties that by their terms are to survive or be performed after the Effective Date, and (ii) no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CFF, Cortland National, OVB or Oneida Valley (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either CFF or OVB, the aforesaid representations, warranties and covenants being material inducements to the consummation by CFF, OVB, Cortland National and Oneida Valley of the transactions contemplated herein and in the Bank Merger Agreement.

            6.5.  Waiver

            Except with respect to any required shareholder or regulatory approval, CFF and OVB respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of CFF and
OVB) extend the time for the performance of any of the obligations or other acts of CFF or Cortland National, on the one hand, or OVB or Oneida Valley, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger, the Bank Merger Agreement or any document delivered pursuant hereto or thereto,
(ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein, in the Plan of Merger or in the Bank Merger Agreement or (iii) the performance by such parties of any of its obligations set out herein or therein; provided, however, that no such waiver executed after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of CFF and/or OVB shall alter the number of shares of CFF Common Stock into which each share of OVB Common Stock shall be converted pursuant to the Merger.

            6.6.  Amendment or Supplement

            This Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, in the case of this Reorganization Agreement, or thereto, in the case of the Plan of Merger and the Bank Merger Agreement, respectively. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereof.


                                   ARTICLE 7
                                 MISCELLANEOUS

            7.1.  Expenses

            (a) Except as provided in Section 7.1(b) below, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that CFF and OVB each shall bear and pay 50% of all printing costs relating to the Registration Statement and the Proxy Statement.

            (b) In the event that the Merger is not consummated and this Reorganization Agreement is terminated for any reason except pursuant to Section 6.1(b) hereof, OVB and CFF shall share equally all Transactional Costs (defined below) incurred by either party. Transactional Costs as used in this Section shall mean the following fees and expenses incurred in connection with or related to the Merger or Bank Merger: (i) legal fees and expenses, (ii) all accounting fees and expenses, (iii) fees and expenses of Capital Formation Group of Rochester, L.P. and Jamesson Associates, and (iv) fees and expenses of Empire Evaluation Consultants, Inc. In the event this Reorganization Agreement is terminated pursuant to Section 6.1(b) hereof or otherwise relates to a breach of a material covenant or obligation between the parties, each party shall be free to pursue any and all legal remedies available at law or equity, including the recovery of all costs, damages and expenses.

            7.2.  Entire Agreement

            This Reorganization Agreement, the Plan of Merger, the Bank Merger Agreement, the CFF Option Agreement, the OVB Option Agreement and the Confidentiality Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Reorganization Agreement, the Plan of Merger or the Bank Merger Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

            7.3.  No Assignment

            No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

            7.4.  Notices

            All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

            If to CFF or Cortland National:

            Cortland First Financial Corporation
            65 Main Street
            Cortland, New York 13045
            Attention:  David R. Alvord, President and CEO
            Facsimile No.:  (607) 758-1297

            With a required copy to:

            Bond, Schoeneck & King, LLP
            One Lincoln Center
            Syracuse, New York 13202-1355
            Attention:  George J. Getman, Esq.
            Facsimile No.:  (315) 422-3598

            If to OVB or Oneida Valley:

            Oneida Valley Bancshares, Inc.
            160 Main Street
            Oneida, New York 13421
            Attention:  John C. Mott, President
            Facsimile No.:  (315) 363-0319

            With a required copy to:

            Mackenzie, Smith, Lewis, Michell &
              Hughes, LLP
            600 M&T Building
            Syracuse, New York 13221-4967
            Attention:  Edward J. Moses, Esq.
            Facsimile No.:  (315) 474-6409

            And a copy of all communications to any party to:

            Capital Formation Group of Rochester, L.P.
            387 East Main Street
            Suite 200
            Rochester, New York  14604
            Attention:  David H. Waterman

            as well as:

            Empire Valuation Consultants
            3255 Brighton Henrietta Town Line Road
            Rochester, New York  14623
            Attention:  Terence L. Griswold, ASA
            Facsimile No. (716) 475-9380

            7.5.  Captions

            The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

            7.6.  Counterparts

            This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            7.7.  Governing Law

            This reorganization agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

            7.8.  Construction and Interpretation

            Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations also shall be deemed to refer to any successor statute or regulation.

            7.9.  Severability

            Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or other remaining provisions of the Agreement.

            7.10. No Employee or Customer Solicitation

            If this Agreement is terminated, the parties agree that, for a period of two years subsequent to such termination except as may occur as a result of a general advertisement to the public (i) none of the parties shall, without first obtaining the prior written consent of the other, directly or indirectly, solicit the employment of any current director, officer or employee of the other party and (ii) none of the parties will solicit business relationships with clients of the other party solely as a result of review of the information contemplated in Section 4.5 herein or otherwise.

                IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                              CORTLAND FIRST FINANCIAL CORPORATION


                              By:     /s/ DAVID R. ALVORD
                                    -----------------------------------
                                    David R. Alvord
                                    President and Chief Executive Officer


                              FIRST NATIONAL BANK OF CORTLAND


                              By:     /s/ DAVID R. ALVORD
                                    -----------------------------------
                                    David R. Alvord
                                    President and Chief Executive Officer


                              ONEIDA VALLEY BANCSHARES, INC.


                              By:      /s/ JOHN C. MOTT
                                    -----------------------------------
                                    John C. Mott
                                    President


                              ONEIDA VALLEY NATIONAL BANK


                              By:      /s/ JOHN C. MOTT
                                    -----------------------------------
                                    John C. Mott
                                    President and Chief Executive Officer

               PLAN OF MERGER OF ONEIDA VALLEY BANCSHARES, INC.
              WITH AND INTO CORTLAND FIRST FINANCIAL CORPORATION


      THIS PLAN OF MERGER ("Plan of Merger"), dated as of July 10, 1998, is by and between ONEIDA VALLEY BANCSHARES, INC. ("OVB"), a New York corporation, and CORTLAND FIRST FINANCIAL CORPORATION ("CFF"), a New York corporation.

                                  WITNESSETH
                                  ----------

      WHEREAS, the respective Boards of Directors of OVB and CFF deem the merger of OVB with and into CFF, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of OVB and CFF have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith (the "Reorganization Agreement");

      WHEREAS, the Board of Directors of OVB has directed that this Plan of Merger be submitted to the shareholders of OVB; and

      WHEREAS, the Board of Directors of CFF has directed that this Plan of Merger be submitted to the shareholders of CFF;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree that the Plan of Merger shall be as follows:

                                  ARTICLE I
                                    MERGER

      Subject to the terms and conditions of this Plan of Merger and the Reorganization Agreement, on the Effective Date (as hereinafter defined), OVB shall be merged with and into CFF, pursuant to the provisions of, and with the effect provided in Article 9 of the New York Business Corporation Law (said transaction being hereinafter referred to as the "Merger"). Capitalized terms defined in the Reorganization Agreement and used herein shall have the same meanings as set forth in the Reorganization Agreement. On the Effective Date, the separate existence of OVB shall cease and CFF, as the surviving entity, shall continue unaffected and unimpaired by the Merger and shall operate under the name Alliance Financial Corporation and the Certificate of Incorporation and Bylaws referenced in Article II of this Plan of Merger ("referred to as the "Continuing Corporation").

                                  ARTICLE II
                   CERTIFICATE OF INCORPORATION AND BY-LAWS

      Upon the Effective Date, the Certificate of Incorporation of the Continuing Corporation shall be restated in the form to be agreed to by the parties hereto in good faith and attached hereto as Annex A prior to submission of this Plan of Merger to the respective shareholders of OVB and CFF (the "Submission"), and the By-Laws of the Continuing Corporation shall be restated in the form to be agreed to by the parties hereto in good faith and attached hereto as Annex B prior to the Submission, in each case until amended in accordance with applicable law and any applicable provisions of the Certificate of Incorporation and the By-Laws.

                                 ARTICLE III
                       BOARD OF DIRECTORS AND OFFICERS

      From and after the Effective Date, the directors of the Continuing Corporation, who shall hold office until the expiration of their respective terms or until their successors are duly elected and qualified, shall be the 12 persons designated by CFF and the 10 persons designated by OVB pursuant to the Reorganization Agreement, or any persons chosen to replace such designated persons pursuant to the Reorganization Agreement and the Certificate of Incorporation and By-Laws of the Continuing Corporation. The directors of the Continuing Corporation shall be divided into three classes as nearly equal in number as possible, as provided in the Reorganization Agreement. It is intended by the parties hereto that, following the Effective Date, David R. Alvord and John C. Mott shall serve as Co-Chief Executive Officers of the Continuing Corporation. All other officers of the Continuing Corporation shall be appointed by resolution of the directors in accordance with the By-Laws of the Continuing Corporation.

                                  ARTICLE IV
                                   CAPITAL

      1. The designation and number of outstanding shares of capital stock of OVB is as follows: (a) 905,279 shares of common stock, par value $2.50 per share ("OVB Common Stock"). Each share of OVB Common Stock is entitled to vote with respect to the Merger. Such number of outstanding shares of OVB Common Stock may be changed prior to the Effective Date as a result of the repurchase by OVB of such shares in accordance with the Reorganization Agreement.

      2. The designation and number of outstanding shares of capital stock of CFF is as follows: (a) 1,969,776 shares of common stock, par value $1.6667 per share ("CFF Common Stock" until the Effective Date and, subject to the change in par value to be effectuated by the amendment and restatement of the Certificate of Incorporation pursuant to Article II hereof, "Continuing Corporation Common Stock" from and after the Effective Date). Each share of CFF Common Stock is entitled to vote with respect to the Merger. Such number of outstanding shares of CFF Common Stock may be changed prior to the Effective Date as a result of the sale of such shares by CFF pursuant to its Dividend Reinvestment Plan or upon the repurchase by CFF of such shares in accordance with the Reorganization Agreement.

      3. The shares of capital stock of CFF issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding capital stock of the Continuing Corporation.

                                  ARTICLE V
                        CONVERSION AND EXCHANGE OF OVB
                      SHARES; FRACTIONAL SHARE INTERESTS

      1. On the Effective Date, each share of OVB Common Stock outstanding immediately prior to the Effective Date (except as provided in Paragraphs 2, 5, 6 and 7 of this Article) shall, by virtue of the Merger, be converted into the number of Exchange Shares of Continuing Corporation Common Stock based upon the Exchange Ratio for the Exchange Price of CFF Common Stock determined in accordance with the attached Annex C, and shall no longer be shares of common stock of OVB. Each share of CFF Common Stock issued and outstanding immediately before the Effective Date shall remain an outstanding share of Continuing Corporation Common Stock after the Effective Date.

      2. On the Effective Date, all shares of OVB Common Stock held in the treasury of OVB or owned beneficially by any subsidiary of OVB other than in a fiduciary capacity and all shares of OVB Common Stock owned by the Continuing Corporation or owned beneficially by any subsidiary of the Continuing Corporation other than in a fiduciary capacity shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

      3. On and after the Effective Date, each holder of a certificate or certificates theretofore representing outstanding shares of OVB Common Stock (any such certificate being hereinafter referred to as a "Certificate") may surrender the same to the Continuing Corporation or its agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of Continuing Corporation Common Stock to which such holder is entitled as provided herein and a check in an amount equal to the amount of cash, without interest, to which such holder is entitled for fractional shares. As soon as practicable after the Effective Date, the Continuing Corporation or its agent will send a notice and transmittal form to each OVB stockholder of record at the Effective Date whose OVB Common Stock shall have been converted into Continuing Corporation Common Stock advising such stockholder of the effectiveness of the Merger and the procedure for surrendering to the Continuing Corporation or its agent outstanding certificates formerly representing OVB Common Stock in exchange for new certificates for Continuing Corporation Common Stock. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of whole shares of Continuing Corporation Common Stock into which the shares represented by such

Certificates have been changed or converted as aforesaid and the right to receive cash for fractional shares. Certificates surrendered for exchange by any person who is an "affiliate" of OVB for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of Continuing Corporation Common Stock until the Continuing Corporation has received the written agreement of such person contemplated by
Section 4.10 of the Reorganization Agreement. If any certificate surrendered for exchange is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Continuing Corporation or its agent that such taxes are not payable.

      4. Upon the Effective Date, the stock transfer books of OVB shall be closed and no transfer of OVB Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, neither the Continuing Corporation or its agent nor any party to the Merger shall be liable to a holder of OVB Common Stock for any amount properly paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

      5. To the extent dissenters' rights apply under New York law, no conversion under Paragraph 1 of this Article V shall be made in respect of any share of OVB Common Stock as to which a OVB shareholder has elected to exercise dissenters' rights pursuant to Section 910 of the New York Business Corporation Law, as amended, if any, until such time as such shareholder shall have effectively lost dissenters' rights.

      6. In the event that during the period commencing on the date hereof and ending on the Effective Date, the outstanding shares of CFF Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in CFF's capitalization, all without CFF's receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Continuing Corporation Common Stock to be thereafter delivered pursuant to this Plan of Merger.

      7. Notwithstanding any other provision hereof, each holder of shares of OVB Common Stock who would otherwise have been entitled to receive a fraction of a share of Continuing Corporation Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, upon presentation of such Certificates, cash in an amount equal to such fractional part of a share of Continuing Corporation Common Stock multiplied by the Exchange Price of CFF Common Stock as defined and determined in the calculation of the Exchange Ratio pursuant to Annex C. No such holder shall be entitled to dividends, interest, voting rights or any other shareholder right in respect of any fractional share.

      8. CFF shall reserve for issuance a sufficient number of shares of CFF Common Stock for the purpose of issuing its shares to OVB's shareholders in accordance with this Article V.

                                  ARTICLE VI
                         EFFECTIVE DATE OF THE MERGER

      A certificate of merger evidencing the transactions contemplated herein shall be delivered to the New York Department of State for filing as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate of merger (such date and time being herein referred to as the "Effective Date").

                                 ARTICLE VII
                              FURTHER ASSURANCES

      If at any time the Continuing Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Continuing Corporation title to any property or rights of OVB, or otherwise carry out the provisions hereof, the proper officers and directors of OVB, as of the Effective Date, and thereafter the officers of the Continuing Corporation acting on behalf of OVB, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Continuing Corporation and otherwise carry out the provisions hereof.


                                 ARTICLE VIII
                             CONDITIONS PRECEDENT

      The obligations of CFF and OVB to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                  ARTICLE IX
                                 TERMINATION

      Anything contained in this Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of OVB and CFF, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement. If the Reorganization Agreement is terminated, then this Plan of Merger shall terminate automatically, without further action of the parties.

                                  ARTICLE X
                                MISCELLANEOUS

      1. This Plan of Merger may be amended or supplemented at any time prior to its Effective Date by mutual agreement of CFF and OVB. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.5 of the Reorganization Agreement.

      2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

      3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

      4. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent Federal law may be applicable.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                              CORTLAND FIRST FINANCIAL CORPORATION


                              By:     /s/ DAVID R. ALVORD
                                    -------------------------------------
                                    David R. Alvord
                                    President and Chief Executive Officer


                              ONEIDA VALLEY BANCSHARES INC.



                              By:      /s/ JOHN C. MOTT
                                    -------------------------------------
                                    John C. Mott
                                    President

                                                                       ANNEX C

                  EXCHANGE OF SHARES OF CFF FOR SHARES OF OVB
                     AT THE EFFECTIVE DATE OF THE MERGER.

The Exchange Ratio will be determined by taking the average closing bid for CFF at the close of business for the 30 calendar days preceding the Effective Date of the Merger. The average price will be rounded to the nearest $0.125 ("Exchange Price") in order to determine the number of shares ("Exchange Shares") as presented in the following schedule.



                  EXCHANGE PRICE          EXCHANGE SHARES
                  26.250 or less               2.00
                      26.375                   1.99
                      26.500                   1.98
                      26.625                   1.97
                      26.750                   1.96
                      26.875                   1.95
                      27.000                   1.94
                      27.125                   1.94
                      27.250                   1.93
                      27.375                   1.92
                      27.500                   1.91
                      27.625                   1.90
                      27.750                   1.89
                      27.875                   1.88
                      28.000                   1.88
                      28.125                   1.87
                      28.250                   1.86
                      28.375                   1.85
                      28.500                   1.84
                      28.625                   1.83
                      28.750                   1.83
                      28.875                   1.82
                      29.000                   1.81
                      29.125                   1.80
                      29.250                   1.79
                      29.375                   1.79
                      29.500                   1.78
                      29.625                   1.77
                      29.750                   1.76
                      29.875                   1.76
                   30.00 or more               1.75


With respect to partial Exchange Shares, such shares will be redeemed for cash at the Exchange Price per share.